Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement (Form S-1 No. 333-147019) and in the related Prospectus of our report dated March 30, 2009, with respect to the consolidated financial statements of Prosper Marketplace Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

San Francisco, California
January 11, 2011